UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 4, 2017

Intiva BioPharma Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Commission File No.: 0-55320

Delaware	26-2049376
(State of Incorporation)	(I.R.S. Employer Identification No.)

4340 East Kentucky Avenue, Suite 206, Glendale, CO	80246
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: (303) 495-7583

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[X] Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

Intiva BioPharma Inc., f/k/a Kinder Holding Corp. (the “Registrant”) is reporting that in connection with the closing of the Amended and Restated Share Exchange Agreement between the Registrant and Intiva BioPharma Inc., a private Colorado corporation (“Intiva CO”), the Registrant on December 4, 2017 issued 26,827,740 restricted shares of the Registrant’s common stock, par value $0.0001 (the “Shares”) to the holders of shares of Intiva CO in exchange for 3,353,468 Intiva CO shares, based on an exchange ratio of 8:1. The issuance to the Intiva Co shareholders, which resulted in a total of 43,494,688 shares of the Registrant’s common stock issued and outstanding, was made in reliance upon the exemption set forth in Section 4(2) under the Securities Act of 1933, as amended.

Reference is made to the disclosure contained in the Registrant’s Form 8-K report filed with the SEC on October 16, 2017 regarding the Amended and Restated Share Exchange Agreement and the related transactions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/: Jeffrey Friedland
Jeffrey Friedland, CEO
Dated: December 11, 2017